EXHIBIT 10.8

THIRD PARTY SECURITY AGREEMENT

DATED:  October 17, 2003

DEBTOR:	SECURED PARTY:

Medacquisition, Inc.	M&I Marshall & Ilsley Bank
15301 Highway 55 West	651 Nicollet Mall
Plymouth, MN 55447	Minneapolis, MN 55402-1611
State of Formation: Minnesota
State Organizational No.: 574143-2

1.                                       Security Interest and Collateral.  To secure the payment and performance of each and every debt, liability and obligation of every type and description that MedAmicus, Inc. (the “Borrower”) may now or at any time hereafter owe to Secured Party (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several; all such debts, liabilities and obligations collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (the “Security Interest”) in the following property (the “Collateral”):

(a) INVENTORY:

All inventory of Debtor, whether now owned or hereafter acquired and wherever located;

(b) EQUIPMENT:

All equipment of Debtor, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts and tools, and the goods described in any equipment schedule or list herewith or hereafter furnished to Secured Party by Debtor (but no such schedule or list need be furnished in order for the security interest granted herein to be valid as to all of Debtor’s equipment);

(c) ACCOUNTS AND OTHER RIGHTS TO PAYMENT:

Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) that Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future payment intangibles, debt instruments, chattel papers, accounts, loans and obligations receivable and tax refunds;

(d) INTANGIBLES:

All intangibles of Debtor, whether now owned or hereafter acquired, including but not limited to, general intangibles, investment property, software, applications for patents, patents, copyrights, trademarks, trade secrets, goodwill, tradenames, customers lists, permits and franchises, internet domain names, uniform resource locators (URL’s), website contracts and registration rights and the right to use Debtor’s name;

together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

2.                                       Representations, Warranties and Agreements.  Debtor represents, warrants and agrees that:

(a)                                  Debtor is a corporation.

(b)                                 The Collateral will be used primarily for business purposes.

(c)                                  Debtor’s chief executive office is located at the address of Debtor shown at the beginning of this Agreement.

3.                                       Additional Representations, Warranties and Agreements.

Debtor represents, warrants and agrees that:

(a)                                  Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest and Permitted Liens (as defined in the Loan Agreement), and will defend the Collateral against all claims or demands of all persons other than Secured Party and the holders of Permitted Liens.  Any such security interests, liens or encumbrances not permitted under this Agreement shall be void.  Debtor will not sell or otherwise dispose of the Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default and the revocation by Secured Party of Debtor’s right to do so, Debtor may sell any inventory constituting Collateral to buyers in the ordinary course of business.  This Agreement has been duly and validly authorized by all necessary corporate action.

(b)                                 Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c)                                  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.  Debtor will neither agree to any material modification or amendment nor agree to any cancellation of any such obligation without Secured Party’s prior written consent, and will not subordinate any such right to claims of other creditors of such account debtor or other obligor.

(d)                                 Debtor will:

(i)                                     keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii)                                  promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest except as Debtor shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles;

(iii)                               keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest and Permitted Liens;

(iv)                              at all reasonable times, permit Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Debtor’s books and records pertaining to the Collateral and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to Debtor;

(v)                                 keep accurate and complete records pertaining to the Collateral and submit to Secured Party such periodic reports concerning the Collateral as Secured Party may from time to time reasonably request;

(vi)                              promptly notify Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

(vii)                           if Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor;

(viii)                        at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as Secured Party may reasonably request with any loss payable to Secured Party to the extent of its interest;

(ix)                                from time to time authorize such financing statements as Secured Party may reasonably require in order to perfect the Security Interest and, if any Collateral consists of an asset subject to a certificate of title, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(x)                                   pay when due or reimburse Secured Party on demand for all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with the satisfaction, protection, defense or enforcement of the Security Interest or the continuance, protection, defense or enforcement of this Agreement, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(xi)                                execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings that Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this Agreement;

(xii)                             not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance;

(xiii)                          not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of Secured Party that the Security Interest will be prior and senior to any interest, or lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein; and

(xiv)                         inform Secured Party of any change to Debtor’s name, address or state of formation prior to the effective date of such change and authorize and deliver to Secured Party any financing statement that is necessary as a result of that change to maintain the perfected status of the Security Interest.

If Debtor at any time fails to perform or observe any agreement contained in this Section 3(d), and if such failure shall continue for a period of ten calendar days after Secured Party gives Debtor written notice thereof (or, in the case of the agreements contained in clauses (viii) and (ix) of this Section 3(d), immediately upon the occurrence of such failure, without notice or lapse of time), Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at

Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the filing of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, termination statements for filings not permitted under this Agreement held by other secured parties, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 3 and Section 4.

4.                                       Lock Box, Collateral Account.  If Secured Party so requests at any time after the occurrence of an Event of Default, Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lockbox to be under the control of Secured Party.  Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party all checks, drafts and cash payments, received in said lockbox.  All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligations.  At its option, Secured Party may at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account.  If a collateral account is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into said collateral account all payments on accounts and chattel paper received by it.  All such payments shall be delivered to Secured Party in the form received (except for Debtor’s endorsement where necessary).  Until so deposited, all payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

5.                                       Account Verification and Collection Rights of Secured Party.  Secured Party shall have the right to verify any accounts in the name of Debtor or in its own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose.  Notwithstanding Secured Party’s rights under Section 4 with respect to any and all debt instruments, chattel papers, accounts, and other rights to payment constituting Collateral

(including proceeds), Secured Party may at any time after the occurrence of an Event of Default notify any account debtor, or any other person obligated to pay any amount due, that such chattel paper, account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party.  If Secured Party so requests at any such time, Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party.  At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

6.                                       Assignment of Insurance.  Effective upon the occurrence of an Event of Default, Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party.  After the occurrence of an Event of Default, Secured Party may (but need not), in its own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of such policy.

7.                                       Events of Default.  An Event of Default under the Revolving Credit and Term Loan Agreement (the “Loan agreement”) between Borrower and Secured Party dated as of the date hereof shall be an Event of Default hereunder.

8.                                       Remedies upon Event of Default.  Upon the occurrence of an Event of Default under Section 7 and at any time thereafter, Secured Party may exercise any one or more of the following rights and remedies: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment of other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, Secured Party may require Debtor to make the Collateral available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, and if notice to Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 12) at least 10 calendar days prior to the date of intended disposition or other action; (iii) exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Collateral, against Borrower, against Debtor or against any other person or property.  Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, trade secrets, franchises, copyrights and patents of Debtor that Secured Party deems necessary or appropriate to the disposition of any Collateral.

9.                                       Waivers by Debtor.  Debtor waives notice of Secured Party’s acceptance hereof and notice of the creation, existence and payment or nonpayment of the Obligations.  None of the following acts or things (that Secured Party is authorized to do or not to do with or without notice to Debtor) shall in any way affect or impair the Security Interest or Debtor’s liabilities and obligations hereunder: (a) any extension or renewal (whether or not for longer than the original period) of any or all of the Obligations; (b) any change in the terms of payment or other terms of any or all of the Obligations or any collateral therefor, or any substitution or exchange of any evidence of any or all of the Obligations or collateral therefor, or any release of any collateral for any or all of the Obligations; (c) any waiver or forbearance granted to Borrower or any other person liable with respect to any or all of the Obligations or any release of, compromise with, or failure to assert rights against Borrower or any such other person; (d) the procurement or failure to procure any other collateral for or guarantors or sureties of any or all of the Obligations; (e) the transfer to any person, at any time, of any interest in any of the Obligations or any collateral therefor; (f) any arrangement, composition, extension, moratoria or other relief granted to Borrower pursuant to any statute now in force or hereafter enacted; (g) any interruption in business relations between Secured Party and Borrower; (h) the failure or neglect to protect or preserve any obligation or any collateral therefor, or to exercise any right that may be available to Secured Party by law or agreement prior to or after an Event of Default or a default under any other agreement, or any delay in doing any of the foregoing; (i) the failure or neglect to ascertain or assure that the proceeds of any loan to Borrower are used in any particular manner; and (j) the application or failure to apply in any particular manner any payments or credits upon the Obligations.  Debtor waives any right Debtor may have to a discharge now or hereafter under Uniform Commercial Code § 3-605.

10.                                 Other Collateral.  Whether or not Debtor requests or demands that Secured Party do so, Secured Party shall not be required before exercising and enforcing its rights under this Agreement first to resort for payment of the Obligations to Borrower or to any guarantor or surety or other person obligated with respect to any Obligation, or to their properties or estates, or to any security interest or other collateral securing payment of any or all of the Obligations, or to any other interests, properties, liens, rights or remedies whatsoever.  Debtor agrees to defer exercising, and hereby waives, any and all rights that Debtor might otherwise have to obtain reimbursement or payment from Borrower or other persons obligated with respect to any or all of the Obligations or out of the property of Borrower or of such other persons (whether such rights to obtain reimbursement or payment are rights of recourse, rights of subrogation, rights of contribution, or otherwise) until all the Obligations shall have been fully paid to Secured Party.  If any payment applied by Secured Party to the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Agreement shall be enforceable as to any Collateral released by Secured Party in reliance on such payment.

11.                                 Other Personal Property.  Unless at the time Secured Party takes possession of any tangible Collateral, or within seven days thereafter, Debtor gives written notice to Secured Party of the existence of any goods, papers or other property of Debtor, not affixed to or constituting a part of such Collateral, but that are located or found upon or within such Collateral, describing such property, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge that it was located or to be found upon or within such Collateral.

12.                                 Miscellaneous.  This Agreement does not contemplate a sale of accounts, payment intangibles or chattel paper.  This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released, only explicitly in a writing signed by Secured Party.  A waiver signed by Secured Party shall be effective only in a specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.  All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  All notices to be given to Debtor shall be deemed sufficiently given if delivered or mailed by registered or certified mail, postage prepaid, to Debtor at its address set forth above or at the most recent address shown on Secured Party’s records.  Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application and Secured Party may disclaim any and all implied warranties (as imposed by law) in connection with the disposition of Collateral.  This Agreement shall be binding upon and inure to the benefit of Debtor and

Secured Party and their respective heirs, representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.  Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.  This Agreement shall be governed by the internal laws of the State of Minnesota.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.  All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  Debtor hereby irrevocably submits to the jurisdiction of the Minnesota District Court, Fourth District, and the Federal District Court, District of Minnesota, Fourth Division, over any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court.

M&I Marshall and Ilsley Bank	Medacquisition, Inc.

By	By
Its		James D. Hartman
Its President & CEO

By
Its